EXHIBIT 2.4
Max Wu (吳廣義)James Lin (林京元)
Chao Chen (陳超)
Realtek Semiconductor Corp. (瑞昱半導體股份有限公司)
Yuanta 1 Venture Capital (元大壹創業投資股份有限公司)
Genesis Venture Capitals
Centillion 3 Venture Capital (群陽創業投資股份有限公司)
Yuanta Venture Capital (元大創業投資股份有限公司)
Hong Wei Venture Capital Corp. (鴻威創業投資股份有限公司)
Rong-Ken Yang (楊榮根)
Da-Cheng Su (蘇達成)
Guang-Hu Huang (黃光虎)
Wei-Chung Peng (彭蔚中)
Mark Huang (黃震)
Xin Zhu (朱欣)
Ming-Zen Lin (林明仁)

May 22, 2014
Re: Guaranty Concerning Tender Agreement
Dear Sirs,
This Guaranty ("Guaranty") is made as of May 22, 2014, by Microchip Technology Incorporated, a company organized and existing under the laws of the state of Delaware ("Guarantor") and the parent company of Merger Sub, to and for the benefit of those persons addressed above (each, a "Seller"; collectively the "Sellers") with respect to certain obligations of Microchip Technology (Barbados) II Incorporated, a company incorporated and in existence under the laws of the the Cayman Islands with its registered office at Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, and having a branch office in the ROC at 30F-1, No.8, Min-Chuan 2nd Road, Kaohsiung, 80661, ROC ("Merger Sub").
WHEREAS, the Sellers and Merger Sub are entering into a tender agreement dated as of May 22, 2014 (the "Tender Agreement") regarding the Offer and the tender of the Sales Shares by the Sellers pursuant to the Offer;
WHEREAS, Guarantor as the ultimate parent of Merger Sub will benefit by the Sellers and Merger Sub entering into the Tender Agreement and the Closing of the Offer; and
WHEREAS, in order to induce the Sellers to enter into the Tender Agreement with Merger Sub, Guarantor is willing to guarantee the obligations of Merger Sub under the Tender Agreement.
NOW THEREFORE, in consideration of the agreement of the Sellers to enter into the Tender Agreement with Merger Sub and the Closing of the Offer and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows. Capitalized terms not defined herein shall have the same meanings as those given to them under the Tender Agreement:

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1.
Subject to the express limitations set forth herein, Guarantor irrevocably and unconditionally guarantees and undertakes, as a surety, the payment by Merger Sub of all sums payable by Merger Sub under the Tender Agreement and the performance, observance and compliance in all respects with all of the terms, conditions, representations, warranties, covenants, obligations, agreements and undertakings to be kept and performed by Merger Sub pursuant to or otherwise in connection with the Tender Agreement. Notwithstanding any other provisions in this Guaranty and except for the guaranty of the obligations of Merger Sub under Section 7.3 of the Tender Agreement, any rights of the Seller arising from any provision of this Guaranty are subject to the satisfaction or waiver, as applicable, of the Minimum Shares being tendered within the Offer Period and each condition of the Offer to the Closing set forth in the Tender Agreement.

2.
Guarantor hereby covenants and agrees to and with each Seller that if a default shall at any time be made by Merger Sub in the payment of any sums and charges payable by Merger Sub under the Tender Agreement, or, if a default by Merger Sub in the performance and observance of any of the terms, covenants, provisions or conditions contained in the Tender Agreement occurs, Guarantor shall, upon delivery of written notice from the Seller, promptly forthwith pay such sums and charges then due and any arrears thereof.

3.
The liability of Guarantor under this Guaranty shall be primary, and in any right of action which shall accrue to each Seller under the Tender Agreement, each Seller may, at its option, proceed against Guarantor without having commenced any action or obtained any judgment against Merger Sub or any other person who may be liable under the Tender Agreement. Guarantor hereby waives the right to require the Seller to proceed against Merger Sub to exercise any right or remedy under the Tender Agreement or to pursue any other remedy or to enforce any other right.

4.
Until all of the obligations of Merger Sub shall have been performed and all the payments have been made, the Guarantor shall not take any action which would prevent or interfere with the performance by Merger Sub of any of the obligations under the Tender Agreement and, regardless of any payments by the Guarantor hereunder, any claims of the Guarantor against Merger Sub for or on account of the granting of this Guaranty shall be subrogated to the claim of the Sellers, and no lien or other security of the Guarantor in relation hereof shall become enforceable against Merger Sub until such time as the obligations of the Merger Sub have been performed and all the payments have been made pursuant to the Tender Agreement.

5.
Guarantor's liability hereunder shall continue until all sums due and owing the Sellers under the Tender Agreement have been paid in full in cash and all obligations of Merger Sub to be performed under the Tender Agreement have been performed.

6.
Guarantor hereby makes the following representations and warranties to the Sellers: (a) Guarantor (i) is a corporation duly formed, validly existing and in good standing under the laws of the state of Delaware, (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for any such failures that individually or in the aggregate, have not had, and would not reasonably be expected to materially impair the ability of Guarantor to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis; (b) Guarantor has all necessary corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder, and to consummate the transactions contemplated hereby; (c) the execution, delivery and performance of this Guaranty by Guarantor and the consummation by Guarantor of the transactions contemplated hereby have been duly

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authorized by the board of directors of Guarantor, and no other corporate proceedings on the part of Guarantor are necessary to approve this Guaranty, or to consummate the transactions contemplated hereby; and (d) this Guaranty has been duly executed and delivered by Guarantor, constitutes a legal, valid and binding obligation of Guarantor, and is intended to be valid and enforceable against it in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity).

7.
All notices or other communications required or permitted hereunder shall reference this Guaranty, shall be in writing in the English language, shall be delivered personally, by facsimile (with confirming copy sent by one of the other delivery methods specified herein) or by overnight courier or by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or, if mailed, five Business Days after the date of mailing, as follows, if to Guarantor, to:

Microchip Technology Incorporated
2355 W. Chandler Blvd.
Chandler, AZ 85224, USA
Attention: Kim van Herk
Vice President, General Counsel and Corporate Secretary
Facsimile: 1- 480-792-4112

with copy (which shall not constitute notice) to:

Lee and Li, Attorneys-at-Law
9F, No. 201, Tun Hua N. Road
Taipei 105, Taiwan, R. O. C.
Attention: James Chan, Esq.
Facsimile: 886-2-2713-3966

8.	Guarantor may not assign or otherwise delegate any of its rights or obligations hereunder without first obtaining the Sellers' written consent thereto.

9.
This Guaranty and all disputes or controversies arising out of or relating to this Guaranty or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the ROC, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of Laws principles of the ROC. Each of the parties irrevocably agrees that any dispute, legal action or proceeding arising out of or relating to this Guaranty brought by any party or its successors or assigns shall be brought and determined to be settled by binding arbitration in accordance with Section 9.7 of the Tender Agreement.

10.	This Guaranty shall constitute the entire agreement between Guarantor and the Sellers with respect to the subject matter hereof.
[Signature page follows.]

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Microchip Technology Incorporated

By: /s/: J. Eric Bjornholt

Signature Page
Guaranty Concerning Tender Agreement

ACKNOWLEDGED AND AGREED, this 22nd day of May 2014

Max Wu (吳廣義)

By: /s/: Max Wu
Name: Max Wu
Title: Chairman

Signature Page
Guaranty Concerning Tender Agreement

James Lin (林京元)

By: /s/ [authorized signatory; name in Chinese characters]
Name: Name in Chinese characters
Title: CEO

Signature Page
Guaranty Concerning Tender Agreement

Chao Chen (陳超)

By: /s/: Chao Chen
Name: Chao Chen
Title: Director

Signature Page
Guaranty Concerning Tender Agreement

Realtek Semiconductor Corp. (瑞昱半導體股份有限公司)

By: /s/ [authorized signatory; company stamp]
Name: Name in Chinese characters
Title:

Signature Page
Guaranty Concerning Tender Agreement

Yuanta 1 Venture Capital (元大壹創業投資股份有限公司)

By: /s/ [authorized signatory; name in Chinese characters]
Name: Name in Chinese characters
Title: Title in Chinese characters

Signature Page
Guaranty Concerning Tender Agreement

Genesis Venture Capitals

By: /s/ [authorized signatory; company stamp]
Name:
Title:

Signature Page
Guaranty Concerning Tender Agreement

Centillion 3 Venture Capital (群陽創業投資股份有限公司)

By: /s/ [authorized signatory; company stamp]
Name:
Title:

Signature Page
Guaranty Concerning Tender Agreement

Yuanta Venture Capital (元大創業投資股份有限公司)

By: /s/ [authorized signatory; name in Chinese characters]
Name: Name in Chinese characters
Title: Title in Chinese characters

Signature Page
Guaranty Concerning Tender Agreement

Hong Wei Venture Capital Corp. (鴻威創業投資股份有限公司)

By: /s/ [authorized signatory; name in Chinese characters and company stamp]
Name:
Title:

Signature Page
Guaranty Concerning Tender Agreement

Rong-Ken Yang (楊榮根)

By: /s/ R.-K. Yang
Name: Rong-Ken Yang
Title: Production VP

Signature Page
Guaranty Concerning Tender Agreement

Da-Cheng Su (蘇達成)

By: /s/ [authorized signatory; name in Chinese characters]
Name:
Title:

Signature Page
Guaranty Concerning Tender Agreement

Kuang Hu Huang

By: /s/ Kuang Hu Huang
Name:
Title:

Signature Page
Guaranty Concerning Tender Agreement

Wei-Chung Peng (彭蔚中)

By: /s/ [authorized signatory; name in Chinese characters]
Name: Wei-Chung Peng
Title: CTO

Signature Page
Guaranty Concerning Tender Agreement

Mark Huang (黃震)

By: /s/ Mark Huang
Name:
Title: Finance & ADM-VP

Signature Page
Guaranty Concerning Tender Agreement

Hsin Chu (朱欣)

By: /s/ Hsin Chu
Name:
Title:

Signature Page
Guaranty Concerning Tender Agreement

Ming-Zen Lin (林明仁)

By: /s/ [authorized signatory; name in Chinese characters]
Name: Name in Chinese Characters
Title: Title in Chinese Characters

Signature Page
Guaranty Concerning Tender Agreement